UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 828-4000

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K is being filed to amend and restate the Item 5.03 disclosure of the Current Report on Form 8-K filed May 6, 2009, as set forth below.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 6, 2009, the Board of Directors of the Corporation approved the following amendments to the Corporation’s Restated Bylaws, which were effective immediately.
Section 3.02(a) of the Corporation’s Restated Bylaws was amended to increase the number of members of the Board of Directors by one member, to consist of 15 total members.
As amended, Section 3.02(a) of the Corporation’s Restated Bylaws now states, “Number: The Board of Directors currently consists of 15 members and the number of directors may be increased or decreased from time to time by resolution of a majority of the whole Board of Directors or of the holders of at least 75% of the stock of the Corporation entitled to vote, considered for the purpose as one class.”
Section 5.06 of the Corporation’s Restated Bylaws was amended to remove the following sentence:
“The Chief Executive Officer shall be either the Chairman of the Board or the President of the Corporation.”
As amended, Section 5.06 now states, “Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall be responsible for the general management, direction and control of all of the business and affairs of the Corporation. The Chief Executive Officer shall have such other authority and duties as the Board of Directors may prescribe. The Chief Executive Officer shall report to the Board of Directors and be responsible to them.”
The foregoing description of the amendments to the Corporation’s Restated Bylaws is qualified in its entirety by reference to the Corporation’s Restated Bylaws, as amended, a copy of which is attached to this Amendment No. 1 to the Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description of Exhibit

3.1	Restated Bylaws of SUPERVALU INC., as amended May 6, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2009
SUPERVALU INC.
	By:	/s/ Burt M. Fealing
Burt M. Fealing
Vice President, Corporate Secretary and Chief Securities Counsel (Authorized Officer of Registrant)

EXHBIT INDEX

Exhibit	Description of Exhibit

3.1	Restated Bylaws of SUPERVALU INC., as amended May 6, 2009